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                                                                  Exhibit 99.(j)


To the Board of Directors and Shareholders of the Dryden Government Income Fund, Inc.

We consent to the use of our report dated April 19, 2004 with respect to the Dryden Government Income Fund, Inc., formerly the Prudential Government Income Fund, Inc., incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Other Service Providers" and "Financial Statements" in the Statement of Additional Information.

KPMG LLP
New York, New York
April 29, 2004